Exhibit 99.1

OncoCyte Continues to Make Progress Towards Commercialization; Reports First Quarter 2017 Results

Expects to Report Results of 300 Patient R&D Validation Study on May 22, 2017

Conference Call Scheduled for May 22, 2017 at 4:30pm ET

ALAMEDA, Calif., April 28, 2017 -- OncoCyte Corporation (NYSE MKT:OCX), a developer of novel, non-invasive blood based tests to aid in the early detection of cancer, today reported its financial results for the quarter ended March 31, 2017.  In addition, OncoCyte announced it will conduct an investor call on May 22, 2017 at 4:30pm ET/1:30 pm PT after its lead investigator Dr. Anil Vachani presents data from the 300 patient R&D Validation study at the American Thoracic Society 2017 International Conference (ATS) in Washington D.C.

“We made significant progress during the first quarter towards the commercialization of our lung cancer diagnostic product, including initiating a search for a head of our sales organization as well as beginning the expansion of our sales, marketing and market access teams,” commented William Annett, Chief Executive Officer. “We believe the data on our lung cancer test being presented in May demonstrates the robustness of our science and strengthens our market position.”

“We plan to provide investors with an overview of the results from the 300 patient R&D Validation study on our conference call following the presentation.  We believe the total addressable market for our lung cancer diagnostic test could be over $4 billion, and that we are positioned to be the first company to provide a highly accurate non-invasive confirmatory blood test to address this market. Our focus over the next few months is to complete the development process, obtain CLIA certification of our laboratory, and prepare for our anticipated commercial launch in the second half of the year.”

Significant First Quarter Accomplishments

•
Reported the successful results of the R&D Validation study for its lung cancer diagnostic test. The results, based on the analysis of samples from approximately 300 patients, confirmed previously reported data presented by The Wistar Institute at the CHEST 2016 Annual Meeting in October. The data from the study exceed levels OncoCyte believes necessary for a commercially successful test.

•	Reported that it locked its prediction algorithm and intends to move to the Clinical Validation phase of development—the last phase before commercial launch.

•	Submitted the application for CLIA certification of OncoCyte’s laboratory where the assay will be run.

•	Announced that its breast cancer test is developing ahead of schedule, and began a follow-up, multi-center study to further develop and verify the results of the earlier studies.

Near-term Milestones

OncoCyte is continuing to make progress and has several upcoming events and milestones related to the development of its lung cancer diagnostic:

•
Poster presentation of lung cancer diagnostic R&D Validation study at the (ATS) International Conference.  The data will be presented by Dr. Anil Vachani, an Associate Professor of Medicine at the Hospital of the University of Pennsylvania and the Veteran's Administration Medical Center, at 2:15 p.m. ET on May 22, 2017.

•	Conference call to report on 300-patient R&D Validation study, to be held at 4:30pm ET on May 22, 2017.

•	Establishment of a medical advisory committee (MAC), headed by top lung cancer specialists. The MAC will advise OncoCyte on clinical unmet needs and future development strategy.

•	CLIA certification and California state clinical laboratory license, which OncoCyte expects to receive during the second quarter of 2017.

•	Clinical Validation study to confirm and replicate OncoCyte’s findings in a commercial CLIA lab setting.

•	Expansion of OncoCyte’s commercial capabilities in sales and marketing, revenue cycle management and reimbursement.

•	Launch of lung cancer test during second half of 2017 assuming successful completion of the Clinical Validation and CLIA certification.

First Quarter 2017 Financial Results

For the quarter ended March 31, 2017, OncoCyte incurred a net loss of $4.7 million, or $0.16 per share, compared to a net loss of $2.9 million, or $0.12 per share, in 2016.  The $4.7 million net loss includes a $1.1 million noncash expense, or $0.04 per share, related to issuance of warrants to certain shareholders as an inducement to exercise warrants.  During the first quarter OncoCyte used $3.3 million in operating activities compared to $2.2 million from the comparative prior quarter.

Research and development expenses for the quarter ended March 31, 2017 were $1.8 million compared to $1.7 million for the same period in 2016. Overall the slight increase in research and development expenses was due to increased staffing and laboratory expenses.

General and administrative expenses increased to $2.0 million from $1.0 million for the same period in 2016.  Sales and marketing expenses increased to $0.7 million from $0.2 million.  The increases were attributable to a $1.1 million noncash expense for the issuance of warrants as well as increased staffing for the expected commercial launch of OncoCyte’s lung cancer diagnostic during second half of 2017.

At March 31, 2017, OncoCyte had liquid assets of $13 million, including $11.4 million of cash and cash equivalents, and available-for-sale securities valued at $1.6 million.

Conference Call

OncoCyte will host a conference call on Monday, May 22, 2017 at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results being presented by Dr. Anil Vachani at the American Thoracic Society (ATS) International Conference.

The dial-in number in the U.S./Canada is 888-359-3610, for international participants the number is +1 719-457-2648. For all callers, refer to Conference ID 7395442. To access the live webcast, go to the investor relations section on the company’s website, http://investors.oncocyte.com/events-and-presentations.

A replay of the conference call will be available for seven business days beginning about two hours after the conclusion of the live call, by calling 888-203-1112 toll-free (from U.S./Canada); international callers dial +1 719-457-0820. Use the Conference ID 7395442. Additionally, the archived webcast will be available http://investors.oncocyte.com/events-and-presentations.

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel, non-invasive blood and urine (“liquid biopsy”) diagnostic tests to aid in the early detection of cancer to improve health outcomes through earlier diagnoses, to reduce the cost of care through the avoidance of more costly diagnostic procedures, including invasive biopsy and cystoscopic procedures, and to improve the quality of life for cancer patients. While current biopsy tests use invasive surgical procedures to provide tissue samples in order to determine if a tumor is benign or malignant, OncoCyte is developing a next generation of diagnostic tests that will be based on liquid biopsies using blood or urine samples. OncoCyte’s pipeline products are intended to be confirmatory diagnostics for detecting lung, breast and bladder cancer. OncoCyte’s diagnostic tests are being developed using proprietary sets of genetic and protein markers that differentially express in specific types of cancer.

Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements include those pertaining to the implementation and results of our validation study and other studies, commercialization plans, future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the need and ability to obtain capital, maintenance of intellectual property rights, and the need to obtain third party reimbursement for patient’s use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings. OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
EVC Group, Inc.
Michael Polyviou/Amanda Prior
(212) 850-6020
mpolyviou@evcgroup.com / aprior@evcgroup.com

Financial Media Contact:
EVC Group, Inc.
Tom Gibson
201-476-0322
tom@tomgibsoncommunications.com

ONCOCYTE CORPORATION
CONDENSED BALANCE SHEETS
(IN THOUSANDS)

	March 31, 2017 (unaudited)	December 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,352	$10,174
BioTime shares held as available-for-sale securities, at fair value	1,649	2,237
Prepaid expenses and other current assets	451	285
Total current assets	13,452	12,696

NONCURRENT ASSETS
Intangible assets, net	927	988
Equipment and furniture, net	636	688
Deposits	159	75
TOTAL ASSETS	$15,174	$14,447

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Amount due to BioTime and affiliates	$2,610	$2,854
Accounts payable	211	422
Accrued expenses	1,193	797
Loan payable, current portion	333	-
Capital lease liability, current portion	202	202
Total current liabilities	4,549	4,275

LONG-TERM LIABILITIES
Loan payable, net of issuance costs, noncurrent portion	1,589	-
Capital lease liability, noncurrent portion	263	310
TOTAL LIABILITIES	6,401	4,585

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, no par value, 5,000 shares authorized; none issued and outstanding	-	-
Common stock, no par value, 50,000 shares authorized; 29,367 and 28,737 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	49,360	45,818
Accumulated other comprehensive loss on available-for-sale securities	(581)	(654)
Accumulated deficit	(40,006)	(35,302)
Total stockholders’ equity	8,773	9,862
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,174	$14,447

ONCOCYTE CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
EXPENSES
Research and development	$1,834	$1,689
General and administrative	2,043	1,015
Sales and marketing	655	228
Total operating expenses	4,532	2,932

Loss from operations	(4,532)	(2,932)

OTHER INCOME (EXPENSES), NET
Interest income (expense), net	(13)	4
Other income (expense), net	(159)	-
Total other income (expenses), net	(172)	4

NET LOSS	$(4,704)	$(2,928)

Basic and diluted net loss per share	$(0.16)	$(0.12)

Weighted average common shares outstanding: basic and diluted	28,965	25,396

ONCOCYTE CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,704)	$(2,928)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	67	10
Amortization of intangible assets	61	61
Stock-based compensation	350	125
Loss on sale of BioTime shares	159	-
Warrants issued to certain shareholders as inducement of exercise of warrants	1,084	-
Amortization of debt issuance costs	3	-
Changes in operating assets and liabilities:
Amount due to BioTime and affiliates	(244)	624
Prepaid expenses and other current assets	(166)	126
Accounts payable and accrued liabilities	100	(185)
Net cash used in operating activities	(3,290)	(2,167)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of BioTime shares	502	-
Purchase of equipment	(16)	(15)
Net cash provided by (used in) investing activities	486	(15)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	16	42
Proceeds from exercise of warrants	2,031	-
Proceeds from issuance of loan payable, net of financing costs	1,982	-
Repayment of capital lease obligations	(47)	-
Net cash provided by financing activities	3,982	42

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,178	(2,140)
CASH AND CASH EQUIVALENTS:
At beginning of the period	10,174	7,996
At end of the period	$11,352	$5,856